UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2009
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 1.02. Termination of a Material Definitive Agreement
Item 3.02. Unregistered Sale of Equity Securities
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-3.2
EX-3.3
EX-4.1
EX-4.2
EX-10.1
EX-10.2
EX-10.3
EX-99.1

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
General
As previously disclosed, on July 7, 2009, Lear Corporation (“Lear”) and certain of its United States and Canadian subsidiaries (the “Canadian Debtors” and collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 09-14326). On July 9, 2009, the Canadian Debtors also filed petitions for protection under section 18.6 of the Companies’ Creditors Arrangement Act in the Ontario Superior Court, Commercial List (the “Canadian Court”). On September 12, 2009, the Debtors filed with the Bankruptcy Court the First Amended Joint Plan of Reorganization (as amended and supplemented, the “Plan”) and the Disclosure Statement (as amended and supplemented, the “Disclosure Statement”). On November 5, 2009, the Bankruptcy Court entered an order approving and confirming the Plan (the “Confirmation Order”), and on November 6, 2009, the Canadian Court entered an order recognizing the Confirmation Order and giving full force and effect to the Confirmation Order and Plan under Canadian law.
On November 9, 2009 (the “Effective Date”), the Debtors consummated the reorganization contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings. In accordance with the Plan, the Debtors entered into the following material agreements:
Warrant Agreement
On the Effective Date, Lear entered into a Warrant Agreement (the “Warrant Agreement”) with Mellon Investor Services LLC, as warrant agent (the “Warrant Agent”). In accordance with the Warrant Agreement, on the Effective Date, Lear issued warrants to purchase an aggregate of 8,157,250 shares of common stock, par value $0.01 per share, of Lear (the “Common Stock”). The Warrants will expire on the fifth anniversary of the Effective Date (the “Expiration Date”).
Each Warrant entitles its holder to purchase one share of Common Stock at an exercise price of $0.01 per share of Common Stock (the “Exercise Price”), as may be adjusted from time to time in accordance with the Warrant Agreement. The Warrants are exercisable for an aggregate of up to 8,157,250 shares of Common Stock, subject to adjustment. Holders of the Warrants may exercise the Warrants (i) commencing on the business day immediately following a period of 30 consecutive trading days during which the closing price of the Common Stock for at least 20 of the trading days is equal to or greater than $39.63 (as adjusted from time to time, the “Trigger Price”) and (ii) the fifth anniversary of the Effective Date. Holders that elect to exercise the Warrants must do so by providing written notice of such election to Lear and the Warrant Agent prior to the Expiration Date, in a form prescribed in the Warrant Agreement, and paying the applicable exercise price for all Warrants being exercised, together with all applicable taxes and governmental charges.
Prior to the exercise of the Warrants, no holder of Warrants (solely in its capacity as a holder of Warrants) is entitled to any rights as a stockholder of Lear, including, without limitation, the right to vote, receive notice of any meeting of stockholders or receive dividends, allotments or other distributions.
The number of shares of Common Stock for which a Warrant is exercisable, the Exercise Price and the Trigger Price is subject to adjustment from time to time upon the occurrence of certain events, including an increase in the number of outstanding shares of Common Stock by means of a dividend consisting of shares of Common Stock, a subdivision of Lear’s outstanding shares of Common Stock into a larger number of shares of Common Stock or a combination of Lear’s outstanding shares of Common Stock into a smaller number of shares of Common Stock. In the event Lear pays an extraordinary dividend to the holders of Common Stock, the Trigger Price will be decreased dollar-for-dollar by the amount of cash and/or the fair market value of any securities or other assets paid or distributed on each share of Common Stock in respect of such extraordinary dividend. In addition, upon the occurrence of certain events constituting a reorganization, recapitalization, reclassification, consolidation, merger or similar event, each holder of a Warrant will have the right to receive, upon exercise of a Warrant (if then exercisable), an amount of securities, cash or other property receivable by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such event. Following the consummation of any such event, all of the Warrants will be deemed to be no longer outstanding and not transferable on Lear’s books or the books of the surviving corporation, and will represent solely the right to receive the consideration payable upon the exercise of the Warrant, without interest.
The foregoing description of the Warrants, including certain provisions of the Warrant Agreement, is a summary of, and is qualified in its entirety by, the Warrant Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Registration Rights Agreement
On the Effective Date, Lear entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with each person who (i) receives Common Stock or Warrants on the Effective Date pursuant to the terms of the Plan or is a permitted transferee of the holder of such Common Stock or Warrants and (ii) elects to become a party to the Registration Rights Agreement in accordance with the provisions set forth in the Registration Rights Agreement. The Registration Rights Agreement provides registration rights for shares of Common Stock, Warrants and Common Stock issuable upon exercise of the Warrants (collectively, the “Registrable Securities”).
Under the Registration Rights Agreement, and subject to certain restrictions, (i) the holders of at least $100 million of Registrable Securities have the right to request that Lear effect the registration on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities held by such requesting holders, plus the Registrable Securities of any holder that timely requests to join in such registration and (ii) the holders of at least $40 million of Registrable Securities have the right to request that Lear effect the registration on Form S-3 under the Securities Act of the Registrable Securities held by such requesting holders, plus the Registrable Securities of any holder that timely requests to join in such registration (collectively, a “Demand Registration”). In addition, if Lear proposes to register any of its securities (other than pursuant to a Demand Registration), Lear must provide the holders of Registrable Securities with piggyback registration rights to have their Registrable Securities included in such registration under the Securities Act.
The foregoing description of the Registration Rights Agreement is a summary of, and is qualified in its entirety by, the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.
First Lien Facility
As previously disclosed, on October 23, 2009, Lear entered into a first lien credit agreement (the “First Lien Agreement”) with certain financial institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent. Pursuant to the terms of the First Lien Agreement, on the Effective Date, Lear had access to initial funding in an amount of $200 million (the “Closing Date Draw”), and a delayed draw funding in an amount of up to $200 million (the “Delayed Draw” and together with the Closing Date Draw, the “First Lien Facility”) to be drawn not later than 35 days after the Closing Date Draw, the amount of the Delayed Draw to be determined based on the terms of the Plan and the liquidity needs of Lear. In addition to the foregoing, upon satisfaction of certain conditions, the Company will have the right to raise additional funds to increase the amount available under the First Lien Facility up to an aggregate amount of $600 million. The proceeds of the First Lien Facility were used, in part, to satisfy amounts outstanding under Lear’s debtor-in-possession credit facility, and the remaining proceeds are available for other general corporate purposes.
The foregoing description of the First Lien Agreement is a summary of, and is qualified in its entirety by, the First Lien Agreement, a copy of which was filed as Exhibit 10.1 to Lear’s Current Report on Form 8-K, filed on October 23, 2009.

Second Lien Facility
On the Effective Date, Lear entered into a second lien credit agreement (the “Second Lien Agreement”) with certain financial institutions and JPMorgan Chase Bank, N.A., as administrative agent, providing for the issuance of $550 million of term loans (the “Second Lien Facility”), which debt was issued on the Effective Date in partial satisfaction of the amounts outstanding under Lear’s prepetition senior credit facility.
Advances under the Second Lien Agreement will bear interest at a fixed rate per annum equal to (i) LIBOR (with a LIBOR floor of 3.5%), as adjusted for certain statutory reserves, plus 5.50% (with certain increases over the life of the Second Lien Facility), payable on the last day of each applicable interest period, but in no event less frequently than quarterly, or (ii) the Adjusted Base Rate (as defined in the Second Lien Agreement) plus 4.50% (with certain increases over the life of the Second Lien Facility), payable quarterly. In addition, the Second Lien Agreement obligates Lear to pay certain fees to the lenders.
The Second Lien Agreement contains various customary representations, warranties and covenants by Lear, including, without limitation, (i) covenants regarding maximum leverage and minimum interest coverage; (ii) limitations on the amount of capital expenditures; (iii) limitations on fundamental changes involving Lear or its subsidiaries; and (iv) limitations on indebtedness and liens.
Lear’s obligations under the Second Lien Agreement may be accelerated following certain events of default (subject to applicable cure periods), including, without limitation, the failure to pay principal or interest when due, a breach by Lear of any representation, warranty or covenant made in the Second Lien Agreement or the entry into bankruptcy by Lear or certain of its subsidiaries.
The Second Lien Agreement matures on the date that is the third anniversary of the Effective Date.
The foregoing description of the Second Lien Agreement is a summary of, and is qualified in its entirety by, the Second Lien Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement
Debt Securities
Pursuant to the Plan and the Confirmation Order, on the Effective Date, Lear’s outstanding debt securities were cancelled and the following indentures governing such debt securities were terminated (except that the indentures continue in effect solely for the purposes of allowing holders of the notes to receive distributions under the Plan and allowing the trustees to exercise certain rights):
•	Indenture dated as of November 24, 2006, by and among Lear, certain subsidiary guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (“BONY”), relating to the 8.5% senior notes due 2013 and the 8.75% senior notes due 2016;

•	Indenture dated as of August 3, 2004, by and among Lear, the guarantors party thereto from time to time and BNY Midwest Trust Company, N.A., as trustee, as amended and supplemented by that certain Supplemental Indenture No. 1 and Supplemental Indenture No. 2, relating to the 5.75% senior notes due 2014; and

•	Indenture dated as of February 20, 2002, by and among Lear, the guarantors party thereto from time to time and BONY, as amended and supplemented by that certain Supplemental Indenture No. 1, Supplemental Indenture No. 2, Supplemental Indenture No. 3 and Supplemental Indenture No. 4, relating to the Zero-Coupon Notes.

Senior Credit Facility
On the Effective Date, pursuant to the Plan and the Confirmation Order, the Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, among Lear, certain of its subsidiaries, the several lenders from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as general administrative agent, as amended (the “Senior Credit Facility”), was cancelled (except that the Senior Credit Facility continues in effect solely for the purposes of allowing creditors under the Senior Credit Facility to receive distributions under the Plan and allowing the administrative agent to exercise certain rights).
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sale of Equity Securities
On the Effective Date, Lear issued 34,117,369 shares of Common Stock to holders of:
•	Allowed Prepetition Credit Agreement Secured Claims (as defined in the Plan); and

•	Allowed Other General Unsecured Claims (as defined in the Plan).
On the Effective Date, Lear issued 10,896,250 shares of Series A Convertible Participating Preferred Stock, par value $0.01 per share, of Lear (the “Series A Preferred Stock”) to holders of Allowed Prepetition Credit Agreement Secured Claims. The terms of the Series A Preferred Stock are set forth in the Certificate of Designations of Series A Convertible Participating Preferred Stock of Lear, a copy of which is attached hereto as Exhibit 3.3 and incorporated herein by reference. On the Effective Date, Lear also issued Warrants to holders of Allowed Other General Secured Claims (as defined in the Plan), in accordance with the Warrant Agreement.
In addition, on the Effective Date, Lear adopted the Lear Corporation 2009 Long-Term Stock Incentive Plan (the “2009 LTSIP”) and granted restricted stock unit awards (“RSUs”) thereunder to certain of its employees. Lear expects to file a registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on the Effective Date registering the offer and sale of Common Stock pursuant to awards under the 2009 LTSIP (including with respect to the RSUs). The 2009 LTSIP and RSUs are discussed in more detail in Item 5.02 below.
Lear issued the Common Stock, Series A Preferred Stock and Warrants described above pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act.
Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.
Departing Directors
As of the Effective Date, the following directors departed Lear’s Board of Directors (the “Board of Directors”) in connection with the Plan: David E. Fry, Larry W. McCurdy, Roy E. Parrott, James A. Stern, David P. Spalding and Richard F. Wallman. Messrs. McCurdy, Stern and Wallman served on the Audit Committee. Messrs. Parrott, Spalding and Wallman served on the Compensation Committee. Messrs. Fry, McCurdy and Stern served on the Nominating and Corporate Governance Committee. Messrs. McCurdy, Spalding and Stern served on the Executive Committee.
Newly Appointed Directors
As of the Effective Date, the following individuals became members of the Board of Directors pursuant to the Plan:

Thomas P. Capo, Curtis J. Clawson, Jonathan F. Foster, Philip F. Murtaugh, Donald L. Runkel and Gregory C. Smith.
Conrad L. Mallett, Jr., Robert E. Rossiter and Henry D. G. Wallace, each a director prior to the Effective Date, will remain on the Board of Directors following the Effective Date. Robert E. Rossiter will serve as the Chairman of the Board of Directors.
Committee Memberships
The following directors will serve on the Audit Committee: Messrs. Wallace, Capo, Foster and Smith. Mr. Wallace will serve as the Chairman of the Audit Committee.
The following directors will serve on the Compensation Committee: Messrs. Clawson, Mallett, Runkle and Smith.
The following directors will serve on the Nominating and Corporate Governance Committee: Messrs. Capo, Foster, Mallett and Murtaugh.
Director Compensation
New and continuing non-employee directors will be compensated under Lear’s existing Outside Director Compensation Plan. Each non-employee director will receive an annual cash retainer of $36,000, with an additional retainer of $16,000 for the chairman of the Audit Committee and an additional retainer of $8,000 for the presiding director and for the chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee. Meeting fees range from $1,200 per meeting, for meetings of the Board of Directors and standing committees of the Board of Directors, to $800 for meetings of special committees of the Board of Directors. The annual retainer and meeting fees are paid on a monthly basis, and may be deferred by the directors into a notional account that is credited with interest at the prime rate. Non-employee directors also receive an annual restricted cash grant each January (beginning in 2010) worth $72,000 (credited to a notional interest-bearing account), which vests and pays out in cash ratably on the first three anniversaries of the grant date. Deferrals of the restricted cash awards are credited to a notional interest-bearing account until ultimately paid. Non-employee directors also are eligible to receive grants under the 2009 LTSIP, which is described below.
2009 Long-Term Stock Incentive Plan
On the Effective Date, as contemplated by the Plan, Lear adopted the 2009 LTSIP. The 2009 LTSIP reserves 5,907,874 shares of Common Stock for issuance under the various types of equity awards offered under such plan. The 2009 LTSIP is administered by the Compensation Committee and provides that awards may be issued as stock options, restricted stock, restricted stock units, restricted units, performance shares, performance units, stock appreciation rights or other types of equity-based or cash-based incentive awards. Employees and non-employee directors are eligible to receive awards under the 2009 LTSIP. Certain performance-based awards under the 2009 LTSIP are designed to qualify for the “qualified performance-based compensation” exception from the deductibility limit of Internal Revenue Code Section 162(m) applicable to certain senior executives of Lear.
Awards under the 2009 LTSIP are granted pursuant to an award agreement, which is a written agreement setting forth the terms and conditions applicable to an award. The Compensation Committee has the authority to grant awards that are contingent on the achievement of performance goals, as specifically set forth in the 2009 LTSIP. Awards may also be subject to such other terms and conditions as the Compensation Committee shall determine, such as vesting conditions which may require the employee to remain employed by Lear for a certain minimum period of time before an award becomes exercisable or transferable. The maximum number of shares of Common Stock with respect to which equity awards may be granted to any participant during any calendar year is 500,000 shares. The maximum value of any performance unit or cash incentive award that may be paid to any participant during any one calendar year is $7,500,000.
Awards generally may not be transferred other than by will or the laws of descent. Upon a change in control of Lear (as defined in the 2009 LTSIP), outstanding options and stock appreciation rights become exercisable, restrictions on restricted stock, restricted stock unit and restricted unit awards lapse and the vesting of performance shares and performance unit awards accelerates on a pro-rata basis at the target level. Prior to settlement of any award, Lear has the power and right to deduct or require a participant to remit to Lear an amount sufficient to satisfy any of its tax withholding obligations. The Board of Directors and the Compensation Committee each generally have the right to amend the 2009 LTSIP, provided that if such amendment adversely affects a participant’s previously-granted award in any material way, the amendment will require that participant’s consent.
The foregoing description of the 2009 LTSIP is a summary of, and is qualified in its entirety by, the 2009 LTSIP, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Annual Incentive Plan
On the Effective Date, as contemplated by the Plan, Lear also adopted the Lear Corporation Annual Incentive Plan (the “AIP”). The AIP provides for the payment of annual cash awards upon achievement of certain objective performance goals specified in the AIP, including those related to Lear’s net earnings, operating earnings or income, earnings growth, net sales growth, net income (absolute or competitive growth rates comparative), net income applicable to common stock, cash flow, including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital, earnings per share of common stock, return on shareholders equity (absolute or peer-group comparative), stock price (absolute or peer-group comparative), absolute and/or relative return on common shareholders equity, absolute and/or relative return on capital; absolute and/or relative return on assets, economic value added (income in excess of cost of capital), customer satisfaction, quality metrics, expense reduction, and ratio of operating expenses to operating revenues. Officers and certain key management personnel and other salaried employees of Lear are eligible to participate in the AIP. The Compensation Committee administers the AIP and chooses the performance goals for each performance period thereunder. Annual bonuses under the AIP may not exceed 250% of a participant’s base salary rate and in no event may exceed $4,000,000. It is intended that awards under the AIP may constitute “qualified performance-based compensation” under Internal Revenue Code Section 162(m). Upon a change in control of Lear (as defined in the AIP), bonuses are paid out to participants at their target level on a pro rata basis.
The foregoing description of the AIP is a summary, and is qualified in its entirety by, the AIP, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference.
Restricted Stock Unit Awards
On the Effective Date, as contemplated by the Plan, Lear granted RSUs with respect to an aggregate amount of 1,343,988 shares of Common Stock under the 2009 LTSIP to certain of its employees, including to its named executive officers in the following amounts:

Name and Title	Number of RSUs

Robert E. Rossiter, Chairman, Chief Executive Officer and President	276,495

Matthew J. Simoncini, Senior Vice President and Chief Financial Officer	71,661

Raymond E. Scott, Senior Vice President and President, Global Electrical and Electronic Systems	71,661

Louis R. Salvatore, Senior Vice President and President, Global Seating Systems	71,661

The RSUs vest and settle in shares of Common Stock in equal installments on each of the first three anniversaries of the grant date (for Mr. Rossiter, in monthly installments over 36 months beginning on the one-month anniversary of the grant date). If the participant’s employment terminates for any reason other than cause or a voluntary termination by the participant, vesting of the RSUs will accelerate as of the termination date. In addition, if a participant retires after reaching age 55 with 10 years of service (for Mr. Rossiter, subject to the concurrence of the Board of Directors), the participant will receive an additional 24 months of vesting of the RSUs.
The foregoing description of the general terms of the RSUs is a summary, and is qualified in its entirety by, the 2009 LTSIP (including the 2009 Restricted Stock Unit Terms and Conditions set forth in Annex A thereto), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Terminated and Assumed Plans
In accordance with the Plan and the Confirmation Order, certain employee benefit plans (and the equity awards thereunder) were terminated. Lear assumed or reinstated all U.S.-based employee and retiree health, welfare, pension plans and non-equity deferred compensation plans. In addition, Lear assumed its existing employment agreements with its executive officers, including its named executive officers, Robert E. Rossiter, Matthew J. Simoncini, Raymond E. Scott and Louis R. Salvatore.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year
In connection with Lear’s reorganization and emergence from Chapter 11, Lear adopted an Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated Bylaws (the “Bylaws”), effective as of the Effective Date. The following sets forth a description of the key provisions of the Certificate and the Bylaws and is a summary of, and is qualified in its entirety by, the Certificate and the Bylaws, copies of which are attached hereto as Exhibits 3.1 and 3.2 and are incorporated herein by reference.
Authorized Capital Stock. The total number of shares of all classes of stock that Lear is authorized to issue is 400,000,000 shares, consisting of 100,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and 300,000,000 shares of Common Stock.
Dividends. Subject to applicable law, any contractual restrictions and the rights of the holders of any outstanding series of Preferred Stock (including the Series A Preferred Stock), if any, holders of Common Stock are entitled to receive ratably such dividends and other distributions that the board of directors of Lear (the “Board of Directors”), in its discretion, declares from time to time.
Voting. All shares of Common Stock have identical rights and privileges. With limited exceptions, holders of Common Stock are entitled to one vote for each outstanding share of Common Stock held of record by each stockholder on all matters properly submitted for the vote of Lear’s stockholders. Each director will be elected by the vote of a majority of the votes cast by the holders of Common Stock and any class or series of Lear’s capital stock (including the Series A Preferred Stock) entitled to vote together with the Common Stock with respect to such director’s election; provided that if the number of nominees exceeds the number of directors to be elected, such stockholders shall elect directors by the vote of a plurality of the votes cast. Except as provided by the Certificate, the Bylaws or applicable law, all other elections and questions presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the shares present in person or by proxy and entitled to vote thereon. Holders of Common Stock are not entitled to cumulative voting rights.
Liquidation Rights. Upon the dissolution, liquidation or winding up of Lear, subject to the rights, if any, of the holders of any outstanding series of Preferred Stock (including the Series A Preferred Stock), if any, holders of Common Stock are entitled to receive the assets of Lear available for distribution to its stockholders ratably in proportion to the number of shares held by each stockholder.
Conversion, Redemption and Preemptive Rights. Holders of Common Stock have no conversion, redemption, sinking fund, preemptive, subscription or similar rights.
Provisions of the Certificate of Incorporation and Bylaws that May Have an Anti-Takeover Effect. Certain provisions in the Certificate and the Bylaws, as well as the Delaware General Corporation Law (the “DGCL”), may have the effect of discouraging transactions that involve an actual or threatened change in control of Lear. In addition, provisions of the Certificate, the Bylaws and the DGCL may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests.
•	Special Meetings of Stockholders. The Board of Directors may call a special meeting of stockholders at any time and for any purpose, but no stockholder or other person may call any such special meeting.

•	No Written Consent of Stockholders. Any action taken by stockholders of Lear must be effected at a duly held meeting of stockholders and may not be effected by the written consent of such stockholders.

•	Blank Check Preferred Stock. The Certificate contains provisions that permit the Board of Directors to issue, without any further vote or action by the stockholders, up to 100,000,000 shares of Preferred Stock in one or more classes or series and, with respect to each such series, to fix the number of shares constituting the class or series and the designation of the class or series, the voting powers, if any, of the shares of the class or series, and the preferences and relative, participating, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series. These additional shares may be used for a variety of corporate purposes, including, without limitation, future public offerings, to raise additional capital or to facilitate acquisitions. However, such provisions also could have the effect of discouraging others from making tender offers or takeover attempts.

•	Advance Notice of Stockholder Action at a Meeting. Stockholders seeking to nominate directors or to bring business before a stockholder meeting must comply with certain timing requirements and submit certain information to Lear in advance of such meeting.

•	Initial Board. The Board of Directors will initially consist of the nine directors identified in the Plan (the “Initial Board”). The Initial Board will serve from the Effective Date until the annual meeting of stockholders of Lear to be held in 2011, subject to such director’s earlier death, resignation or removal. Prior to the annual meeting of stockholders to be held in 2011, the removal of a director for any reason other than for cause may not be brought before any annual meeting of the stockholders of Lear without, and special meetings of stockholders of Lear for the purpose of considering the removal of a director for any reason other than for cause may be called by the Board of Directors only upon, the affirmative vote of all of the directors (other than the director to be removed) then in office.
Limitations on Directors’ Liability. The Certificate contains a provision eliminating the personal liability of Lear’s directors to Lear and its stockholders to the fullest extent permitted by applicable law. The Certificate also contains provisions generally providing for indemnification and advancement of expenses to Lear’s directors and officers to the fullest extent permitted by applicable law.
Number of Directors. The Bylaws provide that the Board of Directors of Lear shall be fixed from time to time by resolution of the Board of Directors. The Initial Board shall consist of nine members.
Removal of Directors. The Bylaws provide that any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, subject to the provisions of the Certificate. Prior to the annual meeting of stockholders to be held in 2011, the removal of a director for any reason other than for cause may not be brought before any annual meeting of the stockholders of Lear without, and special meetings of stockholders of Lear for the purpose of considering the removal of a director for any reason other than for cause may be called by the Board of Directors only upon, the affirmative vote of all of the directors (other than the director to be removed) then in office.
Vacancies on the Board of Directors. The Bylaws provide that vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a majority of the directors then in office, though less than a quorum, or by the sole remaining director.
Quorum at Meeting of Stockholders. The Bylaws provide that the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum.
Section 8 — Other Events
Item 8.01. Other Events
In connection with its emergence from Chapter 11, Lear submitted a listing application to list its Common Stock on the New York Stock Exchange (the “NYSE”). Lear’s Common Stock was approved for listing on the NYSE on the Effective Date, subject to its issuance. The NYSE has assigned Lear’s historical ticker symbol, “LEA,” as the trading symbol for the Common Stock. Trading on the NYSE commenced on a “when issued” basis (“LEA WI”) on the Effective Date, and “regular way” trading is expected to commence within several days thereafter.
On November 6, 2009, Lear filed a Form 8-A Registration Statement to register the Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act.”) and a Form 8-A Registration Statement to register the Warrants under Section 12(g) of the Exchange Act.
On November 9, 2009, Lear issued a press release announcing its emergence from bankruptcy and the listing of its shares of Common Stock on the NYSE. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Lear Corporation

3.2	Amended and Restated Bylaws of Lear Corporation

3.3	Certificate of Designations of Series A Convertible Participating Preferred Stock of Lear Corporation

4.1	Warrant Agreement between Lear and Mellon Investor Services LLC, as the warrant agent (including the Global Warrant Certificate set forth in Exhibit A hereto)

4.2	Registration Rights Agreement among Lear and certain other parties thereto

Exhibit
Number	Exhibit Description

10.1	Second Lien Credit Agreement, dated as of November 9, 2009, by and among Lear, as borrower, certain financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Lear Corporation 2009 Long-Term Stock Incentive Plan (including the 2009 Restricted Stock Unit Terms and Conditions set forth in Annex A hereto)

10.3	Lear Corporation Annual Incentive Plan

99.1	Press Release, dated November 9, 2009
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. Actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to: the potential adverse impacts of the filing of the Chapter 11 Cases on Lear’s business, financial condition or results of operations that could continue or arise following the Effective Date of the Plan; the anticipated future performance of reorganized Lear, including, without limitation, Lear’s ability to maintain or increase revenue and gross margins, control future operating expenses or make necessary capital expenditures; general economic conditions in the markets in which Lear operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of Lear’s customers and suppliers; changes in actual industry vehicle production levels from Lear’s current estimates; fluctuations in the production of vehicles for which Lear is a supplier; the loss of business with respect to, or the lack of commercial success of, a vehicle model for which Lear is a significant supplier, including further declines in sales of full-size pickup trucks and large sport utility vehicles; disruptions in the relationships with Lear’s suppliers; labor disputes involving Lear or its significant customers or suppliers or that otherwise affect Lear; Lear’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the outcome of customer negotiations; the impact and timing of program launch costs; the costs, timing and success of restructuring actions; increases in Lear’s warranty or product liability costs; risks associated with conducting business in foreign countries; competitive conditions impacting Lear’s key customers and suppliers; the cost and availability of raw materials and energy; Lear’s ability to mitigate increases in raw material, energy and commodity costs; the outcome of legal or regulatory proceedings to which Lear is or may become a party; unanticipated changes in cash flow, including Lear’s ability to align Lear’s vendor payment terms with those of its customers; further impairment charges initiated by adverse industry or market developments; the impact and duration of domestic and foreign government initiatives designed to assist the automotive industry; and other risks described from time to time in Lear’s Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and Lear’s success in implementing its operating strategy.
The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and Lear does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: November 9, 2009	By:	/s/ Matthew J. Simoncini
		Name:	Matthew J. Simoncini
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Lear Corporation

3.2	Amended and Restated Bylaws of Lear Corporation

3.3	Certificate of Designations of Series A Convertible Participating Preferred Stock of Lear Corporation

4.1	Warrant Agreement between Lear and Mellon Investor Services LLC, as the warrant agent (including the Global Warrant Certificate set forth in Exhibit A hereto)

4.2	Registration Rights Agreement among Lear and certain other parties thereto

10.1	Second Lien Credit Agreement, dated as of November 9, 2009, by and among Lear, as borrower, certain financial institutions party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.2	Lear Corporation 2009 Long-Term Stock Incentive Plan (including the 2009 Restricted Stock Unit Terms and Conditions set forth in Annex A hereto)

10.3	Lear Corporation Annual Incentive Plan

99.1	Press Release, dated November 9, 2009